Exhibit 99

N E W S   R E L E A S E

CONTACT:

Jo Ann Rice

(716) 887-7244

joann.rice@ctg.com

CTG ANNOUNCES 2011 FOURTH QUARTER EARNINGS

CONFERENCE CALL AND WEBCAST INFORMATION

BUFFALO, N.Y. — February 7, 2012 — CTG (NASDAQ: CTGX), an information technology (IT) solutions and services company, today announced that it will release its 2011 fourth quarter and year-end financial results on Tuesday, February 21, 2012 before the market opens. The company will hold a conference call to discuss its financial results and business strategy on February 21, 2012 at 10:00 a.m. Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-888-276-0010 between 9:45 a.m. and 9:50 a.m., ask for the CTG conference call. A replay of the call will be available between 12:00 p.m. Eastern Time February 21, 2012 and 11:00 p.m. Eastern Time February 24, 2012 by dialing 1-800-475-6701 and entering the conference ID number 221718.

A live webcast of the call will also be available on CTG’s web site: http://www.ctg.com. The webcast will be archived on CTG’s web site at http://investor.ctg.com/events.cfm for 90 days following completion of the conference call.

About CTG

CTG develops innovative IT solutions to address the business needs and challenges of companies in several higher-growth industries including healthcare, energy, and technology services. As a leading provider of IT and business consulting solutions to the healthcare market, CTG offers hospitals, physician groups, and regional health information exchanges a full range of electronic medical record services. Additionally, CTG has developed for the healthcare provider and payer markets unique, proprietary software solutions that support better and lower cost healthcare. CTG also provides managed services IT staffing for major technology companies and large corporations. Backed by 45 years’ experience, proprietary methodologies, and an ISO 9001-certified management system, CTG has a proven track record of delivering high-value, industry-specific solutions. CTG operates in North America and Western Europe. CTG posts news and other important information on the Web at www.ctg.com.

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Today’s news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.